Exhibit 99.2   Phillip E. Powell resignation letter dated December 28, 2004

December 28, 2004

Board of Directors
First Cash Financial Services, Inc.
690 East Lamar Blvd., Suite 400
Arlington, TX  76011

To the Board of Directors:

With this letter, I hereby submit my resignation as the Chief Executive Officer of First Cash Financial Services, Inc. to be effective December 30, 2004. My employment status and my existing Employment Agreement (dated September 30, 2000) with First Cash Financial Services, Inc. will be terminated as of December 30, 2004 and all terms and rights under such Agreement are hereby waived and/or released.

I intend to remain in my shareholder-elected role as a Director of First Cash Financial Services, Inc. and to continue as the board-elected Chairman of the Board of Directors.

Sincerely,


//s// Phillip E. Powell
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Phillip E. Powell
Chairman of the Board of Directors